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         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         As independent certified public accountants, we hereby consent to the use of our report dated March 1, 2001, relating to the financial statements of Continental Sports Management, LLC and to all references to our Firm included in or made a part of this Form SB-2 Registration Statement and to the reference to our Firm under the caption "Experts" in each Prospectus.


                              ASHER & COMPANY, Ltd.


Philadelphia, Pennsylvania
April 11, 2001